Exhibit 99.1
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SECURITIES PURCHASE AND PRODUCT PARTICIPATION AGREEMENT
This Securities Purchase and Product Participation Agreement (this “Agreement”) is entered into this  _____  th of June 2007 between VendingData Corporation, a Nevada corporation (the “Company”), and Elixir Group Limited, a Hong Kong company (“Elixir”).
R E C I T A L S
A. The parties have previously entered into that certain Alliance Agreement (“Alliance Agreement”), Amended and Restated Sales Representative Agreement (“Sales Representative Agreement”), and Securities Purchase Agreement (“2006 Purchase Agreement”) each dated October 11, 2006 (collectively, the “October 2006 Agreements”).
B. The parties now wish to expand the scope of the commercial relationships established by the October 2006 Agreements by way of (a) the Company’s issuance of certain equity securities and (b) amendment of the terms of the 2006 Warrants (as defined below), subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, in consideration of Elixir’s and/or its subsidiaries’ referral of the relevant gaming operator(s) to the Company for the entering into of certain electronic gaming machine leases on a revenue sharing basis directly with the Company and the provision of the necessary electronic gaming machines by Elixir and/or its subsidiaries to the Company for the fulfillment of its obligations under such leases.
A G R E E M E N T
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Elixir agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
“2006 Warrants” means the following Common Stock purchase warrants sold by the Company to Elixir pursuant to the 2006 Purchase Agreement, each represented by a written warrant agreement, as amended, and expiring December 31, 2010:
(i)	6,000,000 shares of Common Stock at $2.65 per share (the “$2.65 Warrants”);

(ii)	4,000,000 shares of Common Stock at $3.00 per share;

(iii)	2,000,000 shares of Common Stock at $3.50 per share;

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(iv)	1,000,000 shares of Common Stock at $4.00 per share;

(v)	1,000,000 shares of Common Stock at $4.50 per share;

(vi)	1,000,000 shares of Common Stock at $5.00 per share; and

(vii)	1,000,000 shares of Common Stock at $5.50 per share.
“2006 Warrant Shares” means the shares of Common Stock underlying the 2006 Warrants issuable upon exercise of the 2006 Warrants.
“Action” shall have the meaning ascribed to such term in Section 3.1(j).
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.
“Amendment” means the filing of an amendment to the Company’s articles of incorporation, in form and substance acceptable to Elixir in its reasonable discretion, with the Nevada Secretary of State for purposes of increasing the Company’s authorized Common Stock to an amount sufficient to provide for the Company’s issuance of all of the Securities pursuant to this Agreement.
“AMEX Approval” means the approval of the American Stock Exchange of an application for the listing of the Shares and Warrant Shares, which may include an original listing application pursuant to Section 341 of the American Stock Exchange Company Guide.
“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Elixir) contemplating or otherwise relating to any Acquisition Transaction.
“Acquisition Transaction” mean any transaction or series of related transactions involving:
(i)
any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 50% of the outstanding securities of any class of voting securities of the Company; or (iii) in which the Company issues securities representing more than 50% of the outstanding securities of any class of voting securities of the Company; or

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(ii)
any sale, lease, exchange, transfer, license, acquisition or disposition of any business or assets that constitute or account for: (i) more than 50% of the consolidated net revenues of the Company, consolidated net income of the Company or consolidated book value of the assets of the Company; or (ii) more than 50% of the fair market value of the assets of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States.
“Closing” means the Closing of the issuance of the Initial Shares and New Warrants pursuant to Section 2.2.
“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Company’s obligations to deliver the Initial Shares and New Warrants have been satisfied or waived.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.
“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instruments that are at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company Board” shall have the meaning ascribed to such term in Section 3.1(c).
“Company Counsel” means Greenberg Traurig, LLP.
“Company Nominees” shall have the meaning ascribed to such term in Section 4.11(a).
“Company Shareholder Meeting” shall have the meaning ascribed to such term in Section 4.9.
“Conflicts Committee” shall have the meaning ascribed to such term in Section 4.11(d).
“Cumulative Total” means (a) when used in the context of Participation Agreements for the Placement of EGMs, the total number of EGMs subject to Placement under Participation Agreements that are in full force and effect, and where the Qualified Lessee is not then in material breach thereof, and (b) when used in the context of the Placement of EGMs, the total number of EGMs subject to Placement net of any EGMs previously subject to Placement that have been removed from operation by the Qualified Lessee.

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“Disclosure Schedules” means the Disclosure Schedules of the Company delivered to Elixir prior to the date hereof.
“EGM” means an electronic gaming machine commonly known as an electronic slot machine.
“Elixir Counsel” means Latham & Watkins, with offices located at 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong.
“Elixir Nevada Counsel” means Kummer Kaempfer Bonner Renshaw & Ferrario with offices at 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, NV 89169, United States.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exclusive Territory” shall have the meaning ascribed to such term in the Sales Representative Agreement.
“Existing D&O Policies” shall have the meaning ascribed to such term in Section 4.11(c).
“Financial Advisor” shall have the meaning ascribed to such term in Section 3.1(ff).
“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
“Gaming Authorities” means any or all licensing, gaming and regulatory authorities or governmental bodies in any jurisdiction whose consent is necessary or advisable under Gaming Laws for the ownership of an interest in any party, the operation of any party’s business or for the consummation of any of the transactions contemplated by the Transaction Documents.
“Gaming Laws” means, with respect to any Person, any federal, local, municipal, tribal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, permit, consent, approval, license, judgment, order, injunction, authorization, ruling or requirement issued, enacted, adopted, promulgated, implemented, governing or otherwise put into effect by or under the authority of any Gaming Authorities relating to the current or contemplated gaming activities and operations of such Person and its Affiliates.

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“Governmental Authorization” means any: (a) permit, license, certificate, franchise, finding of suitability, exemption, entitlement, approval, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any governmental body (including the Gaming Authorities) or pursuant to any Legal Requirement (including any Gaming Laws); or (b) right under any written or oral contract, agreement or undertaking with any Governmental Authority.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Initial Shares” means the 25,000,000 shares of Common Stock to be issued to Elixir at the Closing.
“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(s).
“Legal Requirement” means any federal, state, local, municipal, tribal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, permit, consent, approval, license, judgment, order, injunction, authorization, ruling or requirement issued, enacted, adopted, promulgated, implemented, governing or otherwise put into effect by or under the authority of any governmental body (or under the authority of the American Stock Exchange), including Gaming Laws.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction of any kind.
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).
“Material Contract” shall mean any contract (written or oral), undertaking, commitment, arrangement, plan or other legally binding agreement or understanding (“Contract”) of the following categories to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound: (i) employment Contracts, including, without limitation, Contracts to employ executive officers and other Contracts with officers, directors or shareholders, and all severance, change in control or similar arrangements with any officers, employees or agents that will result in any obligation (absolute or contingent) to make any payment to any officers, employees or agents following either the consummation of the transactions contemplated hereby, termination of employment, or both; (ii) Contracts with organizations representing employees; (iii) Contracts involving annual expenditures or liabilities in excess of $200,000 in the aggregate which are not cancelable (without material penalty, cost or other liability) within 90 days; (iv) Contracts (including promissory notes, loan agreements, indentures or other evidences of indebtedness) providing for the lending of money, whether as borrower, lender or

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guarantor, in excess of $200,000; (v) Contracts containing covenants limiting the freedom to engage in any line of business or compete with any Person or operate at any location; (vi) Contracts providing for the acquisition, directly or indirectly (by merger or otherwise), of substantially all of the assets or any part of the capital stock of another Person; (vii) Contracts containing any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business of another Person; and (viii) Contracts containing any obligation to sell or to register the sale of any shares of Common Stock or other securities of the Company or any of its Subsidiaries.
“Melco” means Melco International Development Limited, a Hong Kong company listed on the Main Board of the Hong Kong Stock Exchange and parent of Elixir.
“Net Win” means, with respect to an EGM, all amounts played in or wagered on the EGM during the relevant period minus the amount of money paid out of the EGM to players, after deduction of all applicable gaming taxes levied by any governmental authority.
“New Warrants” means the Common Stock purchase warrants, substantially in the form of Exhibit A attached hereto, to be issued to Elixir at the Closing pursuant to which Elixir shall have the right, over a five year term, to purchase up to 88,000,000 shares of Common Stock, at an exercise price of $2.65 per share, of which:
(i)
Warrants to purchase 22,000,000 shares of Common Stock shall vest and first become exercisable subject to both (a) the Company having entered into Participation Agreements on or before December 31, 2009 for the Placement of a Cumulative Total of 2,000 EGMs and (b) the actual Placement of a Cumulative Total of 1,000 EGMs on or before December 31, 2009;

(ii)
Warrants to purchase 22,000,000 shares of Common Stock (and, to the extent they have not previously vested and become exercisable, the Warrants referenced in clause (i) hereof) shall vest and first become exercisable subject to both (a) the Company having entered into Participation Agreements on or before December 31, 2010 for the Placement of a Cumulative Total of 3,000 EGMs and (b) the actual Placement of a Cumulative Total of 2,000 EGMs on or before December 31, 2010;

(iii)
Warrants to purchase 22,000,000 shares of Common Stock (and, to the extent they have not previously vested and become exercisable, the Warrants referenced in clauses (i) and (ii) hereof) shall vest and first become exercisable subject to both (a) the Company having entered into Participation Agreements on or before December 31, 2011 for the Placement of a Cumulative Total of 4,000 EGMs and (b) the actual Placement of a Cumulative Total of 3,000 EGMs on or before December 31, 2011; and

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(iv)
Warrants to purchase 22,000,000 shares of Common Stock (and, to the extent they have not previously vested and become exercisable, the Warrants referenced in clauses (i) through (iii) hereof) shall vest and first become exercisable subject to both (a) the Company having entered into Participation Agreements on or before December 31, 2012 for the Placement of a Cumulative Total of 5,000 EGMs and (b) the actual Placement of a Cumulative Total of 4,000 EGMs on or before December 31, 2012.

“Participation Agreement” means, in accordance with the procedures set forth in Section 5.3 hereof, a written lease agreement between the Company and a Qualified Lessee, pursuant to which the Company leases an EGM to the Qualified Lessee, for a minimum period of three years, and the Qualified Lessee agrees to (a) locate in the Qualified Lessee’s public gaming area and make available to the gaming public the EGM, and (b) pay to the Company at least 20% of the Net Win from the operation of the EGM.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Placement” means a Qualified Lessee’s full-time operation of an EGM in its public gaming area pursuant to a Participation Agreement (subject to any temporary closure of such public gaming area for a period of up to three months as may be required in order to comply with applicable Legal Requirements or due to any public safety reasons or such other causes which are beyond the reasonable control of the relevant Qualified Lessee).
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Pro Rata Share” means the product of (x) Elixir’s percentage ownership of voting securities of the Company multiplied by (y) the number of authorized directors as set forth in the organizational documents of the Company; provided, however, that the Pro Rata Share shall not be less than three. The Pro Rata Share shall be automatically increased or decreased from time to time upon any increase or decrease in the number of authorized directors of the Company or any increase or decrease in Elixir’s percentage ownership of voting securities of the Company. Any fraction resulting from the calculation of Pro Rata Share shall be rounded up to the next whole number if it is equal to or greater than 1/2 and down to the preceding whole number if it is less than 1/2.
“Qualified Lessee” means a gaming operation located in the Exclusive Territory that is operating in compliance with all material Legal Requirements.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

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“Registration Rights Agreement” means the Registration Rights Agreement, to be delivered at the Closing, between the Company and Elixir, substantially in the form of Exhibit B attached hereto.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).
“Securities” means the Shares, the New Warrants and the Warrant Shares.
“Shares” means the 55,000,000 shares of Common Stock to be issued to Elixir pursuant to Section 2.1 of this Agreement, including the Initial Shares.
“Shareholder Approval” means such approval from the shareholders of the Company as may be required under the articles of incorporation and bylaws of the Company, applicable Nevada law and by the applicable rules and regulations of the American Stock Exchange (or any successor entity) and obtained in accordance with Section 14 of the Exchange Act with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including (i) the Company’s issuance of the Shares and the New Warrants, (ii) the Amendment and (iii) the election to the Company Board, effective as of the Closing Date, of the initial Elixir Nominees (as hereinafter defined).
“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).
“Tax” or “Taxes” means (a) all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions thereto, whether disputed or not and (b) any obligation with respect to Taxes described in the foregoing clause (a) payable by reason of being a transferee, successor or indemnitor or by reason of contract, assumption, transferee liability, operation of law or otherwise.
“Trading Day” means a day on which the Common Stock is traded on a Trading Market provided that, in the event that the Common Stock is not listed or quoted on a Trading Market, Trading Day shall mean a Business Day.

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“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.
“Transaction Documents” means this Agreement, the New Warrants, the Registration Rights Agreement and any other documents or agreements executed in connection with this Agreement.
“Triggering Event” means any one of following: (a) the Company Board shall have approved, endorsed or recommended any Acquisition Proposal; (b) the Company shall have executed any letter of intent, memorandum of understanding or similar document relating to the terms and conditions of any Acquisition Proposal; or (c) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.
“Warrant Shares” means the shares of Common Stock underlying the New Warrants issuable upon exercise of the New Warrants.
ARTICLE II
PURCHASE AND SALE
2.1 Equity Compensation for Placement of EGMs. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to Elixir the Shares and the New Warrants, and amend the terms of the 2006 Warrants, in consideration of the Placement of EGMs pursuant to Section 5 of this Agreement. As an inducement to Elixir to successfully promote the Placement of EGMs pursuant to this Agreement, the Company hereby agrees that:
(i)
Subject to the Placement of 1,000 EGMs on or before the Closing Date, the Company shall (a) issue to Elixir 25,000,000 shares of Common Stock (referred to herein as the “Initial Shares”) and the Warrants, (b) reduce the exercise price of all of the 2006 Warrants (other than the $2.65 Warrants) by $1.00 and (c) amend the terms of the 2006 Warrants so that they are freely transferable, subject to applicable law;

(ii)
Subject to both (a) the Company having entered into Participation Agreements for the Placement of a Cumulative Total of 2,000 EGMs and (b) the actual Placement of a Cumulative Total of 1,000 EGMs, the Company shall issue to Elixir an additional 15,000,000 shares of Common Stock and further reduce the exercise price of all of the 2006 Warrants (other than the $2.65 Warrants) by $1.00;

(iii)
Subject to both (a) the Company having entered into Participation Agreements for the Placement of a Cumulative Total of 3,000 EGMs and (b) the actual Placement of a Cumulative Total of 2,000 EGMs, the Company shall issue to Elixir an additional 10,000,000 shares of Common Stock (and, to the extent not previously performed, (y) issue the shares of Common Stock and (z) implement the reduction in the exercise price of all of the 2006 Warrants, referenced in clause (ii) hereof) and further reduce the exercise price of all of the 2006 Warrants (other than the $2.65 Warrants) by $1.00; and

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(iv)
Subject to both (a) the Company having entered into Participation Agreements for the Placement of a Cumulative Total of 4,000 EGMs and (b) the actual Placement of a Cumulative Total of 3,000 EGMs, the Company shall issue to Elixir an additional 5,000,000 shares of Common Stock (and, to the extent not previously performed, (y) issue the shares of Common Stock and (z) implement the reductions in the exercise price of all of the 2006 Warrants, referenced in clauses (ii) and (iii) hereof).

The parties acknowledge and agree that as of the date of this Agreement the Company has not entered into any Participation Agreements and there has been no Placement of EGMs. The parties agree that, notwithstanding the terms of the Sales Representative Agreement, the Placement of the EGMs shall be conducted pursuant to Section 5 of this Agreement and shall not be governed by the Sales Representative Agreement. To that end, the parties expressly agree that the Sales Representative Agreement is amended hereby to exclude EGMs from the definitions “Products”, “Services” and “Products & Services”, as such terms are defined in the Sales Representative Agreement. Except as expressly provided herein, nothing in this Agreement shall be deemed to amend, modify or waive the rights or obligations of the parties under the Sales Representative Agreement, and the Sales Representative Agreement shall continue as a stand alone agreement in full force and effect.
2.2 Closing. The initial closing (“Closing”) of the transactions under this Agreement shall be subject to the Placement of 1,000 EGMs, along with the satisfaction of all other conditions set forth in Sections 2.3 and 2.4, on or before the Closing Date. On the Closing Date (the “Closing Date”), the Company shall deliver to Elixir full legal and beneficial ownership of the Initial Shares and the New Warrants and amend the terms of the 2006 Warrants as provided in Section 2.1(i). Upon satisfaction of the conditions set forth in this Section and in Sections 2.3 and 2.4, the Closing shall occur at the offices of Greenberg Traurig, LLP, 650 Town Center Drive, Suite 1700, Costa Mesa, CA 92626, or such other location as the parties shall mutually agree.
From time to time following the Closing, the Company shall issue to Elixir, within ten (10) Business Days of the Company’s satisfaction of the appropriate milestones, one or more certificates evidencing the Shares attributable to the level of Participation Agreements and Placement of EGMs under Section 2.1, shall cause applicable New Warrants to vest and become exercisable and shall make the applicable reduction in the exercise price of the 2006 Warrants, as the case may be.

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2.3 Deliveries.
(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Elixir the following:
(i)	this Agreement duly executed by the Company;

(ii)	one or more certificates evidencing the Initial Shares;

(iii)	the New Warrants registered in the name of Elixir and duly executed by the Company;

(iv)	the amended 2006 Warrants;

(v)	the Registration Rights Agreement duly executed by the Company; and

(vi)	an affidavit of an officer of the Company certifying that the Company is not a “United States real property holding corporation” as defined in Section 897 of the Code.
(b) On or prior to the Closing Date, Elixir shall deliver or cause to be delivered to the Company the following:
(i)	this Agreement duly executed by Elixir; and

(ii)	the Registration Rights Agreement duly executed by Elixir.
2.4 Closing Conditions.
(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)
the representations and warranties of Elixir contained in the Transaction Documents and qualified as to materiality shall be true and correct and any such representations and warranties not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date;

(ii)
all obligations, covenants and agreements of Elixir required to be performed at or prior to the Closing Date shall have been performed, including, but not limited to, the Placement of at least 1,000 EGMs;

(iii)	the delivery by Elixir of the items set forth in Section 2.3(b) of this Agreement;

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(iv)	the Company’s receipt of Shareholder Approval and, if necessary, the approval by the shareholders of Melco of the terms of the Transaction Documents and the transactions contemplated thereunder;
(v)
If applicable, the waiting period applicable to the consummation of the transaction contemplated by the Transaction Documents under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between the Company, Melco or Elixir and the Federal Trade Commission or the Department of Justice pursuant to which the Company, Melco or Elixir has agreed not to consummate the transaction contemplated by the Transaction Documents for any period of time (“HSR Clearance”);

(vi)	the Company’s receipt of AMEX Approval;
(vii)	the filing of the Amendment by the Company with the Nevada Secretary of State and the effectiveness of the Amendment; and
(viii)
on the Closing Date, (A) no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Transaction Documents and (B) there shall exist no actual or potential regulatory impediment to the legal and beneficial ownership of the Securities by Elixir.

(b) The obligations of Elixir hereunder in connection with the Closing are subject to the following conditions being met:
(i)
the representations and warranties of the Company contained in the Transaction Documents and qualified as to materiality shall be true and correct and any such representations and warranties not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date;

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii)
on the Closing Date, (A) no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Transaction Documents and (B) there shall exist no actual or potential regulatory impediment to the legal and beneficial ownership of the Securities by Elixir;

(iv)	the Company’s receipt of Shareholder Approval and, if necessary, the approval by the shareholders of Melco of the terms of the Transaction Documents and the transactions contemplated thereunder;

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(v)	the receipt of HSR Clearance;

(vi)	the Company’s receipt of AMEX Approval;

(vii)	the filing of the Amendment by the Company with the Nevada Secretary of State and the effectiveness of the Amendment;
(viii)	the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;
(ix)	a legal opinion of Elixir Nevada Counsel, in form and substance reasonably satisfactory to Elixir;
(x)	the initial Elixir Nominees shall have been elected to the Company Board effective as of the Closing Date;
(xi)	the completion by Elixir and its advisors of legal, financial and business due diligence to its reasonable satisfaction;
(xii)
in connection with that certain 8% Senior Secured Promissory Notes Agreement (the “8% Notes Agreement”), Bricoleur Capital Management shall have executed a waiver, which shall be in full force and effect, to the effect that the transactions contemplated under this Agreement and the other Transaction Documents do not constitute a change in control of the Company pursuant to the 8% Notes Agreement;.

(xiii)	the Company shall have delivered to Elixir a certificate, dated the Closing Date, duly executed by its Chief Executive Officer to the effect set forth in clauses (i) and (ii) above; and
(xiv)
the Company shall have delivered to Elixir a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company certifying as to (i) the certificate of incorporation and bylaws of the Company as in effect on the Closing Date, (ii) all resolutions of the board of directors (and committees thereof) of the Company relating to the Transaction Documents and the transactions contemplated thereby, and (iii) the incumbency of all officers of the Company executing the Transaction Documents and any other agreement or document contemplated thereby.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to Elixir prior to the date hereof (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to Elixir:
(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified or licensed to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to consummate the transactions contemplated by the Transaction Documents or to perform its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c) Authorization; Enforcement. (i) The Company has all requisite power and authority to execute, deliver and, subject to Shareholder Approval, perform its obligations under this Agreement and each other Transaction Document and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action on the part of the Company and no further corporate proceedings by the Company are necessary to authorize this Agreement or the other Transaction Documents (other than the Shareholder Approval). This Agreement and each other Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law. (ii) The board of directors of the Company (the “Company Board”) has duly and validly authorized the execution and delivery of this Agreement and the other Transaction Documents and approved the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Company Board for the consummation of such transactions and has resolved (y) to deem this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby (including the Amendment), taken together advisable and in the best interest of the Company and its shareholders; and (z) to recommend that the shareholders of the Company approve and adopt this Agreement, the other Transaction Documents and the Amendment and elect to the Company Board, effective as of the Closing Date, the initial Elixir Nominees. Pursuant to the Company’s bylaws and the Nevada Revised Statutes the Company Board has directed that this Agreement, the other Transaction Documents, the Amendment and the election to the Company Board, effective as of the Closing Date, of the initial Elixir Nominees be submitted to the shareholders of the Company for their approval. The affirmative vote of the holders of at more than 50% of the outstanding shares of Common Stock (voting as a single class) as of the record date for the Company Shareholder Meeting (as hereinafter defined) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and the other Transaction Documents and approve the transactions contemplated hereby and thereby, including the Amendment.

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(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the amendment of the terms of the 2006 Warrants and the issuance of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (including, without limitation, the Gaming Chip Manufacturing and License Agreement between Progressive Gaming International Corporation and Dolphin Advanced Technologies Pty Limited dated June 22, 2006), license, authorization, permit, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not individually or in the aggregate have or reasonably be expected to result in a Material Adverse Effect.
(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the Company’s filing of a proxy statement (“Proxy Statement”) with the Commission pursuant to Section 14 of the Exchange Act for purposes of obtaining Shareholder Approval; (iii) the Company’s receipt of Shareholder Approval; (iv) the Company’s receipt of AMEX Approval; (v) the filing of the Amendment by the Company with the Nevada Secretary of State (vi) the filing with the Commission of the Registration Statement, (vii) the receipt of HSR Clearance and (viii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).
(f) Issuance of the Securities. Upon the filing of the Amendment by the Company with the Nevada Secretary of State, and no later than the Closing, the Securities will be duly authorized and, when issued and paid for (or deemed paid for) in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (except as resulting from the restrictions on transfer set forth in the Transaction Documents). Upon the filing of the Amendment with the Nevada Secretary of State, and no later than the Closing, the Company will have reserved from its duly authorized capital stock, all of the shares of Common Stock issuable pursuant to this Agreement, the 2006 Warrants and the New Warrants.

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(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except for the Securities, the 2006 Warrants and the 2006 Warrant Shares or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance of the Shares and the New Warrants and the amendment of the terms of the 2006 Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Elixir) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Shareholder Approval and AMEX Approval, no further approval or authorization of any stockholder, the Company Board or any other Person is required for the issuance of the Securities and the amendment of the terms of the 2006 Warrants. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents, together with any amendments required to be made with respect thereto, required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period commencing January 1, 2005 through the date hereof (the foregoing materials, including the exhibits and schedules thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on Schedule 3.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as set forth on Schedule 3.1(h), such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, the business of the Company and its Subsidiaries has been conducted in the ordinary course and consistent with past practice and, except as specifically disclosed in a subsequent SEC Report; (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) none of the Company or any of its Subsidiaries has incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) none of the Company or any of its Subsidiaries has altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) none of the Company nor any of its Subsidiaries has (A) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to Lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement or (B) waived or cancelled any material amounts of indebtedness or other obligations owed to the Company or any such Subsidiary; (vi) other than in the ordinary and usual course of business consistent with past practice, none of the Company or any of its Subsidiaries has (A) granted any material severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (B) entered into any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (C) materially increased benefits payable under any existing severance or termination pay policies or employment agreements, or (D) materially increased the compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries other than merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices; or (vii) none of the Company or any of its Subsidiaries has amended any term of any outstanding security of the Company or any Subsidiary that would materially increase the obligations of the Company or such Subsidiary under such security; and (viii) the Company has not issued any equity securities to any person, except (A) grants made and disclosed prior to the date hereof pursuant to existing Company stock option plans and in amounts in accordance with past practice; and (B) issuances of Common Stock upon the exercise of options or warrants outstanding on the date of this Agreement. The Company does not have pending before the Commission any request for confidential treatment of information.

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(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the matters set forth in Schedule 3.1(j) has had or could have, individually or in the aggregate, a Material Adverse Effect or could affect the legality, validity or enforceability of any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Except as disclosed in writing to Elixir Counsel prior to the date hereof and referencing this Section 3.1(j), neither the Company nor any Subsidiary, nor any current or former director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, nor has there been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
(k) Employee Benefit Plans.
(a) For purposes of this Agreement, the following terms have the definitions given below:
(i)
“Controlled Group Liability” means any and all liabilities, contingent or otherwise (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 and 4971 of the Code, (D) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 601 et seq. of the Code and Section 601 et seq. of ERISA, and (E) under corresponding or similar provisions of foreign laws or regulations, in each case, other than pursuant to the Company Benefit Plans and Company Foreign Plans in the case of the Company and Company Benefit Plans and Company Foreign Plans in the case of the Company.

(ii)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations thereunder.
(iii)
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

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(iv)
“Company Benefit Plans” means all employee benefit plans, programs, policies, agreements, and other arrangements providing compensation or benefits to any current or former employee, consultant or director in respect of services provided to Company or any of its Subsidiaries or to any beneficiary or dependent thereof, and whether covering one individual or more than one individual, sponsored or maintained by Company or any of its Subsidiaries, as the case may be, or to which Company or any of its Subsidiaries contributes or is obligated to contribute or could have any liability or is party; provided, however, that Company Benefit Plans shall not include any Company Foreign Plan or any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or any other plan, program or arrangement maintained by an entity other than Company or any of its Subsidiaries pursuant to any collective bargaining agreements. Without limiting the generality of the foregoing, the term “Company Benefit Plans” includes any defined benefit or defined contribution pension plan, profit sharing plan, stock ownership plan, deferred compensation agreement or arrangement, vacation pay, health, sickness, life, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, bonus or incentive plan or program, severance pay plan, agreement, arrangement or policy (including statutory severance and termination indemnity plans), practice or agreement, employment agreement, retiree medical benefits plan and each other employee benefit plan, program or arrangement, including each “employee benefit plan” (within the meaning of Section 3(3) of ERISA). For purposes of this Agreement, the term “Company Foreign Plan” shall refer to each material plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Company Benefit Plan had it been a United States plan, program or contract. Schedule 3.1(k)(a) lists all Company Benefit Plans and Company Foreign Plans.

(b) The Internal Revenue Service has issued a favorable determination letter with respect to each Company Benefit Plan that is intended to be a “qualified plan” (within the meaning of Section 401(a) of the Code). To the knowledge of Company, there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Company Benefit Plan or the related trust.
(c) All material contributions required to be made by the Company or any of its Subsidiaries to any Company Benefit Plan by applicable Legal Requirements or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date of this Agreement have been timely made or paid in full and through the Closing Date will be timely made or paid in full.
(d) Except as set forth in Schedule 3.1(k)(a), the Company and its Subsidiaries have complied in all material respects, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations (including any local applicable Legal Requirements) applicable to the Company Benefit Plans. Each Company Benefit Plan has been operated in compliance with its terms in all material respects. There is not now, and there are no existing circumstances that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Company Benefit Plan or the imposition of any pledge, lien, security interest or encumbrance on the assets of Company or any of its Subsidiaries under ERISA or the Code, except for any such security, pledge, lien, security interest or encumbrances as would not result in any material liability to Company and its Subsidiaries taken as a whole.

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(e) Except as set forth in Schedule 3.1(k)(e), no employee benefit plan of Company, its Subsidiaries or any of their respective ERISA Affiliates is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (a “Multiemployer Company Benefit Plan”), or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA) (a “Multiple Employer Company Benefit Plan”), or that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code (a “Company Pension Plan”), nor has Company or any of its Subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date of this Agreement, contributed to or been obligated to contribute to any Multiemployer Company Benefit Plan, Multiple Employer Company Benefit Plan or Company Pension Plan.
(f) There does not now exist, and there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of Company or any of its Subsidiaries following the Closing.
(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or consultant of Company or any of its Subsidiaries (either alone or in conjunction with any other event) under any Company Benefit Plan or Company Foreign Plan.
(h) All Company Foreign Plans (i) have been maintained in all material respects in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all material requirements for such treatment, (iii) if they are required to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Legal Requirements and (iv) to the knowledge of the Company, there are no existing circumstances that have occurred that could reasonably be expected to adversely affect the qualified or registered status of any Company Foreign Plan or related trust.
(i) Since December 31, 2006, there has been no material amendment to or material modification of any material Company Benefit Plan or Company Foreign Plan, except as required by applicable Legal Requirements, or any broad-based announcement or other broad-based communication of the intention to effect any of the actions described in this Section 3.1(k)(i).
(j) All options to purchase shares of Common Stock granted under the Company Benefit Plans have been granted in compliance with the terms of applicable Legal Requirements and the applicable Company Benefit Plan and have (or with respect to such options which have been exercised as of the date of this Agreement, had) a per share exercise price that is (or with respect to such options which have been exercised as of the date of this Agreement, was) at least equal to the fair market value of a share of Common Stock as of the date the option was granted.

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(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company and its Subsidiaries which, individually or in the aggregate, could reasonably be expected to result in a material liability to the Company and its Subsidiaries taken as a whole. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, result in any material liability to the Company and its Subsidiaries taken as a whole.
(m) Business Relationships. (i) No major customer of the Company or any Subsidiary has, since December 31, 2006, canceled or otherwise terminated or indicated an intent to cancel or otherwise terminate its relationship with the Company or any Subsidiary or to materially decrease the volume of business it conducts with the Company or any Subsidiary. (ii) No major supplier of the Company or any Subsidiary has stopped or indicated an intent to stop or materially reduce the rate at which it supplies materials, products or services to the Company or any Subsidiary.
(n) Solvency. Based on the financial condition of the Company as of the date hereof and as of the Closing the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature.
(o) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any license, authorization, permit, indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is or has been in violation of any Legal Requirement, including without limitation all foreign, federal, state and local laws relating to taxes, occupational health and safety and gaming matters, except in each case as could not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

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(p) Environmental Matters. Except as set forth in Schedule 3.1(p), (i) The Company and the Subsidiaries are each in compliance with all Legal Requirements relating to the environment (“Environmental Laws”) and all permits, approvals, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law (“Environmental Permits”), (ii) there has been no release of any hazardous material on any real property leased or owned by the Company or any of its Subsidiaries (“Real Property”) or, during the period of the Company’s or any Subsidiary’s ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Company or any Subsidiary, (iii) there are no environmental claims pending or threatened against the Company, any Subsidiary or any Real Property, and there are no circumstances that can reasonably be expected to form the basis of any such environmental claim and (iv) neither the Company nor any Subsidiary has any actual or alleged liability, whether fixed or contingent, under any Environmental Law.
(q) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”). The Company and its Subsidiaries are in compliance with the terms of the Material Permits, except where the failure to so comply does not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(r) Title to Assets; Sufficiency. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. The assets and properties of the Company and its Subsidiaries (including the Intellectual Property Rights) (the “Assets”) constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the business of the Company and its Subsidiaries. The Company and its Subsidiaries have caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in full compliance.

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(s) Intellectual Property.
(i)
Schedule 3.1(s) sets forth a true and complete list of all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use by the Company and its Subsidiaries in connection with their respective businesses as currently conducted (collectively, the “Intellectual Property Rights”).

(ii)
The Company or a Subsidiary is the exclusive owner of the entire right, title and interest in and to, or has a valid license to use, the Intellectual Property Rights in connection with the business. The Company or a Subsidiary is entitled to use all Intellectual Property Rights in the continued operation of the business without limitation, subject only to the terms of any licenses with respect thereto. The Intellectual Property Rights have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable.

(iii)
The conduct of the business as currently conducted does not infringe or misappropriate the intellectual property of any third party, and no Action alleging any of the foregoing is pending, and no administrative, regulatory or judicial petition, appeal, demand, claim, lien, notice of noncompliance or violation has been threatened or asserted against the Company or any Subsidiary alleging any of the foregoing. Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights violate or infringe upon the asserted rights of any Person. No Person is engaging in any activity that infringes the Intellectual Property Rights.

(iv)
No Intellectual Property Right is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property Right or that would impair the validity or enforceability of such Intellectual Property Right.

(v)
The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Insurance. The Company and the Subsidiaries are insured by insurers that are reputable and financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(u) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000, other than (i) for payment of salary, (ii) reimbursement for expenses properly incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.
(v) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Except as disclosed in the SEC Reports, the Company and its Subsidiaries maintain a system of controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the certifying officers by others within those entities, including during the period in which the Company’s most recently filed periodic report under the Exchange Act was prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there has not been any material reduction in the Company’s internal controls over financial reporting. Piercy Bowler Taylor & Kern, which expressed its opinion with respect to the consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

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(w) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Elixir shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons (save and except for Elixir’s own financial advisor) for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents as a result of any action taken by the Company or its Affiliates.
(x) Private Placement. Assuming the accuracy of Elixir’s representations and warranties set forth in Section 3.2(b) through (e), no registration under the Securities Act is required for the issuance of the Securities by the Company to Elixir under the Transaction Documents. Assuming Shareholder Approval and AMEX Approval are obtained, the issuance and sale of the Securities hereunder does not and will not contravene the rules and regulations of the Trading Market.
(y) Investment Company. The Company is not, and is not an Affiliate of, and immediately after giving effect to the transactions contemplated by this Agreement, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
(z) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the two years preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Subject to the Company’s receipt of Shareholder Approval, if required, and the AMEX Approval, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
(aa) Application of Takeover Protections. The Company and the Company Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents), the Company’s bylaws (as amended and in effect) or the laws of its state of incorporation that is or could become applicable to Elixir as a result of Elixir and the Company performing their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the amendment of the terms of the 2006 Warrants, the Company’s issuance of the Securities and Elixir’s ownership of the Securities.

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(bb) No Integrated Offering. Assuming the accuracy of Elixir’s representations and warranties set forth in Section 3.2(b) through (e), neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
(cc) Tax Status. The Company and each Subsidiary has filed all tax returns required to be filed and has timely paid all material Taxes due. No waivers of statutes of limitation with respect to any tax returns have been given by or requested from the Company or any Subsidiary. All material deficiencies asserted or assessments made as a result of any examinations with respect to Taxes of the Company or any Subsidiary have been fully paid or are being contested and an adequate reserve therefor has been established and is fully reflected in the latest audited financial statements included within the SEC Reports. There are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of the Company or any Subsidiary. None of the Company or any Subsidiary is a party to or bound by any tax-indemnity, tax-sharing or tax-allocation agreement. As of the date of the latest audited financial statements included within the SEC Reports, the unpaid Taxes of the Company and its Subsidiaries did not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in such financial statements. Since the date of the latest audited financial statements included within the SEC Reports, the Company and its Subsidiaries have not incurred any liability for Taxes outside the ordinary course of business consistent with past practice. None of the Company or any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (a) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (b) disposition made on or prior to the Closing Date, (c) prepaid amount received on or prior to the Closing Date or (d) intercompany transaction, excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign Tax Law) or the recapture of a dual consolidated loss described in Code Section 1503 and the Treasury Regulations promulgated thereunder. The Company will not be required to include in taxable income under Section 951 of the Code for any taxable period (or portion thereof) ending after the Closing Date a material amount of income arising from transactions or events occurring in a taxable period (or portion thereof) ending on or prior to the Closing Date. None of the Company, any of its domestic Subsidiaries, its affiliates or predecessors by merger or consolidation has within the past two (2) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code. No Subsidiaries is a “passive foreign investment company” within the meaning of Code Section 1297. None of the Company or any Subsidiaries is participating or has participated in a listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2). Schedule 3.1(aa) of the Disclosure Schedules sets forth the tax basis that the Company has in each of its non-domestic Subsidiaries for US federal income tax purposes.

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(dd) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares or New Warrants by any form of general solicitation or general advertising. The Company has offered the Shares and New Warrants for sale only to Elixir within the meaning of Rule 501 under the Securities Act.
(ee) Acknowledgment Regarding Elixir’s Purchase of Shares and Warrants. The Company acknowledges and agrees that Elixir is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Elixir is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Elixir or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Elixir’s purchase of the Shares and Warrants. The Company further represents to Elixir that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(ff) Fairness Opinion. The Company’s board of directors has received the written opinion of Capstone Valuation Services, LLC, financial advisor to the Company (the “Financial Advisor”), dated the date of this Agreement, to the effect that the consideration received by the Company in exchange for its issuance and repricing of its equity securities pursuant to Section 2.1 of this Agreement is fair, from a financial point of view, to the stockholders of the Company, and such opinion has not been withdrawn or modified. The Company has furnished an accurate and complete copy of said written opinion to Elixir. All information provided by or on behalf of the Company and the Company Board to the Financial Advisor and considered by the Financial Advisor in preparing its fairness opinion is accurate and complete.
(gg) Material Contracts. Schedule 3.1(gg) sets forth a list of all Material Contracts. The Company has, or will prior to Closing, make available to Elixir true, complete and correct copies of all Material Contracts. Each of the Material Contracts is in full force and effect. There is no material default under any Material Contract by the Company or, to the Company’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or, to the Company’s knowledge, any other party.

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(hh) Certain Registration Matters. The Company will be eligible to register the Shares for resale by Elixir under Form S-3 promulgated under the Securities Act no later than the Closing Date. Except as set forth on Schedule 3.1(hh), no Person has any mandatory right (including “piggy back” registration rights) to cause the Company to effect the registration under the Securities Act of any securities of the Company.
(ii) Disclosure. All information and disclosures furnished by or on behalf of the Company to Elixir regarding the Company, its Subsidiaries, its business and the transactions contemplated hereby, (including the Company’s representations and warranties set forth in this Agreement and the Disclosure Schedules to this Agreement, as well as all information furnished by or on behalf of the Company in connection with Elixir’s due diligence), are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.
3.2 Representations and Warranties of Elixir. Elixir hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
(a) Organization; Authority. Elixir is an entity duly organized, validly existing and in good standing under the laws of Hong Kong with all requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by Elixir and the consummation by it of the transactions contemplated by this Agreement and each other Transaction Document have been or upon delivery will have been duly authorized by all necessary corporate action on the part of Elixir. Each Transaction Document to which it is a party has been duly executed by Elixir, and when delivered by Elixir in accordance with the terms hereof, will constitute the legal, valid and binding obligation of Elixir, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b) Own Account. Elixir understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof without prejudice, however, to Elixir’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an exemption from registration under the Securities Act and in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by Elixir to hold the Securities for any period of time. Elixir does not have any agreement, plan or understanding, directly or indirectly, with any Person to distribute any of the Securities.

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(c) Purchaser Status. At the time Elixir was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Elixir is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
(d) Experience of Elixir. Elixir, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and New Warrants, and has so evaluated the merits and risks of such investment. Elixir is able to bear the economic risk of an investment in the Shares and New Warrants and, at the present time, is able to afford a complete loss of such investment.
(e) General Solicitation. Elixir is not acquiring the Shares and New Warrants as a result of any advertisement, article, notice or other communication regarding the Shares and the New Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(f) Access to Information. Elixir acknowledges that it has received and had the opportunity to review copies of the SEC Reports. Elixir further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the New Warrants, and the merits and risks of investing in the Shares and the New Warrants; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares and the New Warrants; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Reports. Neither such inquiries nor any other investigation conducted by or on behalf of Elixir or its representatives or counsel shall modify, amend or affect Elixir’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in this Agreement and the other Transaction Documents.
(g) Restrictions on Shares and Warrants. Elixir understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

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(h) Compliance. Neither Elixir or any of its subsidiaries (i) is in violation of any order of any court, arbitrator or governmental body, or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, the environment, occupational health and safety and gaming regulatory matters, except in each case in (i) and (ii) as could not have or reasonably be expected to result in a material adverse effect.
(i) Regulatory Permits. Elixir and its subsidiaries possess all applicable certificates, authorizations and permits issued by the appropriate federal, state, local or gaming and other regulatory authorities necessary to conduct their respective current businesses as currently conducted, except where the failure to possess such permits could not have or reasonably be expected to result in a material adverse effect (“Material Elixir Permits”), and Elixir has not received any notice of proceedings relating to the revocation or modification of any Material Elixir Permit.
(j) Certain Fees. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons (save and except for Elixir’s own financial advisor) for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents as a result of any action taken by Elixir or any of its Affiliates.
(k) Disclosure. None of the information supplied or to be supplied by Elixir or Melco for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1 Transfer Restrictions.
(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144; (iii) to the Company or (iv) to an Affiliate of Elixir, the Company may request the transferor thereof to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.
(b) Elixir agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

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4.2 Furnishing of Information. As long as Elixir owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as Elixir owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Elixir and make publicly available in accordance with Rule 144(c) such information as is required for Elixir to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.
4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Elixir or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
4.4 Securities Laws Disclosure; Publicity. The Company shall, promptly after the execution of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall file a Current Report on Form 8-K which shall attach the Transaction Documents thereto by the fourth Business Day following the execution date. The press release and Form 8-K shall be acceptable to Elixir in its reasonable discretion. Neither Elixir nor its Affiliates shall issue any such press release or otherwise make a public announcement, statement or other disclosure concerning this Agreement or the transactions contemplated hereby without the prior consent of the Company unless such public announcement, statement or disclosure is required by the laws, rules or regulations applicable to Elixir or Melco (including, without limitation, those stipulated by any applicable stock exchange), in which case Elixir shall use reasonable efforts to provide the Company with prior notice of its requirement to do so.
4.5 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on each Trading Market in which it is traded, and as soon as reasonably practicable but in no event later than 45 days following the Closing, to list all of the Shares and not later than 15 days following issuance thereof to list any Warrant Shares, on each such Trading Market). The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

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4.6 Short Sales and Confidentiality After The Date Hereof. Elixir covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will engage in any transactions, including any Short Sales, in the securities of the Company during the period commencing on the date of this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Elixir covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, Elixir will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
4.7 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Elixir. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Elixir at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Elixir.
4.8 Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement. The Company shall use reasonable best efforts to cause the Proxy Statement to comply with all applicable Legal Requirements, including the rules and regulations promulgated by the SEC and to respond promptly to any comments of the Commission or its staff. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable. Elixir shall promptly furnish to the Company all information concerning Elixir or Melco that may be required or reasonably requested in connection with any action contemplated by this Section 4.8. If any event relating to Elixir or Melco occurs, or if Elixir becomes aware of any information, that is required to be disclosed in an amendment or supplement to the Proxy Statement, then Elixir shall promptly inform the Company thereof and shall cooperate with the Company in filing such amendment or supplement with the Commission and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company. If any event relating to the Company occurs, or if the Company becomes aware of any information, that is required to be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Elixir.

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4.9 Shareholder Approval. The Company Board shall take all lawful action to (i) cause a special meeting of its shareholders (the “Company Shareholder Meeting”) to be duly called and held as soon as practicable after the date hereof for the purpose of voting on the approval and adoption of this Agreement, the other Transaction Documents and the Amendment and the election to the Company Board, effective as of the Closing Date, of the initial Elixir Nominees and (ii) solicit proxies from its shareholders to obtain the required vote for the approval and adoption of this Agreement, the other Transaction Documents and the Amendment, the issuance of the Shares and New Warrants and the election to the Company Board, effective as of the Closing Date, of the initial Elixir Nominees and any action necessary or desirable to effectuate the transactions contemplated herein. The Proxy Statement shall include a statement that the Company Board recommends that the shareholders of the Company adopt this Agreement and the other Transaction Documents and thereby approve the issuance of the Shares and the New Warrants and the transactions contemplated hereby and that the shareholders of the Company approve the Amendment and the election to the Company Board, effective as of the Closing Date, of the initial Elixir Nominees and the Company Board shall take all lawful action (including the solicitation of proxies) to solicit such adoption and approval; provided, however, that the Company Board may, at any time prior to the time of the Company Shareholder Meeting, withdraw, modify or change any such recommendation to the extent that the Company Board determines in good faith, after receiving written advice from outside legal counsel, that such recommendation would not be consistent with its fiduciary duties to the Company’s shareholders under applicable Legal Requirements (a “Fiduciary Exception”). At any such Company Shareholder Meeting, each of Jim Crabbe and Mark Newburg shall vote all shares over which they have voting control (including, with respect to Mr. Newburg, any shares over which Mr. Newburg exercises sole voting control pursuant to that certain voting trust agreement dated August 28, 2006, by and among Mr. Newburg, Triage Offshore Fund, Ltd., Triage Capital Management B LP, Triage Capital Management LP and Periscope Partners LP) in favor of the approval and adoption of this Agreement and the other Transaction Documents, the Amendment, the issuance of the Shares and the New Warrants and the election to the Company Board, effective as of the Closing Date, of the initial Elixir Nominees and any action necessary or desirable to effectuate the transactions contemplated herein and therein. Mr. Crabbe and Mr. Newburg further agree to (i) execute an irrevocable voting agreement, in form and substance reasonably satisfactory to Elixir, with respect to the foregoing and (ii) not to sell, transfer, assign, pledge or dispose of any shares of Common Stock or Common Stock Equivalents, prior to the Closing except that (y) Mr. Newburg may sell up to 375,000 shares of Common Stock resulting from the exercise of stock options currently held by Mr. Newburg, for personal financial reasons, after the date hereof and prior to the Closing and (z) Mr. Crabbe may sell up to 150,000 shares of Common Stock of the Phileo Foundation, of which Mr. Crabbe is trustee and up to 500,000 shares of Common Stock for his own account after the date hereof and prior to Closing.

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4.10 Regulatory Approvals. Each party shall use all reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, applications, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Authority with respect to the Transaction, and to submit promptly any additional information requested by any such Governmental Authority. Without limiting the generality of the foregoing, the Company and Elixir shall, promptly after the date of this Agreement, prepare and file (a) any notification or report forms required to be filed under the HSR Act and (b) any notification or other document required to be filed in connection with the transactions contemplated hereunder any applicable foreign Legal Requirement relating to antitrust or competition matters. Without limiting the generality of the foregoing, the Company and Elixir shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the transactions contemplated hereunder or the Transaction Documents and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the transactions contemplated hereunder or the Transaction Documents, take all reasonable action necessary to ensure that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents and otherwise to minimize the effect of such statute or regulation thereon. The Company and Elixir shall use commercially reasonable efforts to respond as promptly as practicable to: (A) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (B) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other governmental body in connection with antitrust or competition matters. .
4.11 Board Representation.
(a) From and after the Closing until the second anniversary of the Closing, the pre-Closing shareholders of the Company will be entitled to the benefit of the continued representation on the Company Board of two of the existing directors (the “Company Nominees”). In the event of the resignation, termination or death of any Company Nominee (a “Retiring Nominee”), the remaining Company Nominee shall be entitled to name a replacement (“Replacement Nominee”) to the Retiring Nominee by written notice to the Company signed by the remaining Company Nominee. Upon appointment of the Replacement Nominee to the Company’s Board of Directors, the Replacement Nominee shall be considered within the meaning of the term Company Nominee as such term is used in this Section 4.11. At least one Company Nominee shall qualify as an independent director under American Stock Exchange Rule 121A(2) or any successor rule and meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Exchange Act or any successor rule (“Independence Requirements”). At least one Company Nominee shall be entitled to serve on each committee of the Board of Directors of the Company, provided, in the case of the audit committee, such Company Nominee satisfies the Independence Requirements.

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(b) At the Closing the authorized number of members of the Company Board shall be no more than eight (8) and Elixir will be entitled to appoint to the Company Board no less than three (3) directors (as such number may be adjusted after the Closing, the “Elixir Nominees”) as of the Closing Date. At least one of the Elixir Nominees shall satisfy the Independence Requirements. From and after the Closing Date Elixir will at all times be entitled to appoint to the Company Board a number of additional directors (who shall also be “Elixir Nominees”) equal to the Pro Rata Share. The Company and the Company Board will use their best efforts to (i) cause any additional Elixir Nominees to be elected to the Company Board and (ii) ensure that the quotient of (x) the Elixir Nominees and (y) the authorized number of members of the Company Board, is at all times equal to the Pro Rata Share, including, without limitation: promptly calling a special meeting of the shareholders of the Company at the request of Elixir and recommending to the shareholders of the Company that they vote for the election of any additional Elixir Nominees to the Company Board. In the event of the resignation, termination or death of any Elixir Nominee (a “Retiring Elixir Nominee”), Elixir shall be entitled to name a replacement (“Replacement Elixir Nominee”) to the Retiring Elixir Nominee by written notice to the Company. Upon appointment of the Replacement Elixir Nominee to the Company Board, the Replacement Elixir Nominee shall be considered within the meaning of the term Elixir Nominee as such term is used in this Section 4.11. At least one Elixir Nominee shall be entitled to serve on each committee of the Company Board, provided, in the case of the audit committee, such Elixir Nominee satisfies the Independence Requirements.
(c) While serving on the Company Board, each Company Nominee who is not a member of management of the Company shall receive compensation (both cash and equity) and other benefits provided to the independent members of the Company Board generally. Notwithstanding the foregoing, the Company shall maintain in effect, for the benefit of the Company Nominees with respect to their acts and omissions as directors and officers of the Company either (i) the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement and listed on Schedule 4.11(c) (“Existing D&O Policies”); provided, however that the Company may substitute for the Existing D&O Policies a policy or policies of comparable coverage.
(d) From and after the Closing, the Company Board shall create and maintain a committee of the Company Board (“Conflicts Committee”) made up exclusively of at least three (3) members of the Board of Directors of the Company who satisfy the Independence Requirements and who are not then, and during two years prior to their appointment or election have not been, an officer, director, employee of or consultant or advisor to Elixir and or any Affiliate of Elixir. Elixir may appoint at least one representative to the Conflicts Committee if that person satisfies the foregoing criteria. The Conflicts Committee shall operate under a charter in the form of the Conflicts Committee Charter attached hereto as Exhibit C. The Conflicts Committee Charter shall not be amended or modified unless (i) such amendment or modification has been approved and recommended by a majority of the members of the Conflicts Committee and (ii) at least five (5) Business Days preceding the effective date of such amendment or modification the Company has filed with the Commission a current report on Form 8-K that accurately and fully discloses the proposed amendment or modification and the basis for the Conflicts Committee’s recommendation.
(e) The Company, Elixir (in its capacity as stockholder of the Company), and the Company Board will do and will cause to be done all things necessary or desirable (including amending the organizational documents of the Company) as expeditiously as possible to give effect to this Section 4.11. Elixir agrees, on behalf of itself and its assignees, to vote all voting shares of the Company owned by Elixir or under its control for purposes of approving the election to the Company Board each of the Company Nominees, the Replacement Nominee and eligible members of the Conflicts Committee, as the case may be.

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4.12 Indemnification of Officers and Directors.
(a) All rights to indemnification by the Company existing in favor of each individual who is an officer or director of the Company as of the date of this Agreement (each such individual, an “Indemnified Member of Management”) for his acts and omissions as a director or officer of the Company occurring prior to the Closing, as provided in the Company’s bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreement between the Company and such Indemnified Person (as in effect as of the date of this Agreement), shall survive the Closing and shall continue in full force and effect pursuant to the term thereof. A true, correct and complete copy of each such agreement has been provided to Elixir prior to the date hereof.
(b) From the Closing until the fourth anniversary thereof and subject to Section 4.11(c), the Company shall maintain in effect the Existing D&O Policies for the benefit of each Indemnified Member of Management with respect to their acts and omissions as directors and officers of the Company occurring prior to the Closing; provided, however, that the Company may substitute for the Existing D&O Policies a policy or policies of comparable coverage.
4.13 Access to Information.
(a) Between the date hereof and the Closing Date, the Company will give Elixir and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices and other facilities and to all books and records of the Company and its Subsidiaries, will permit Elixir to make such inspections as Elixir may reasonably require and will cause the Company’s officers and those of its Subsidiaries to furnish Elixir with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Elixir may from time to time reasonably request, provided that no investigation pursuant to this Section 4.13(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.
(b) Between the date hereof and the Closing Date, the Company shall furnish to Elixir within two (2) days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management.
4.14 Manufacturing Agreement; Technology Cross-License Agreement. The parties will continue to negotiate in good faith the terms and conditions of (i) an agreement (the “Manufacturing Agreement”) to be entered into between the Company and Elixir pursuant to which Elixir shall grant the Company exclusive rights to manufacture certain agreed gaming products manufactured by or on behalf of Elixir, and the Company shall agree to serve as the exclusive manufacturer of such gaming products manufactured by or on behalf of Elixir and (ii) an agreement (the “Technology Cross-License Agreement”) to be entered into between the Company, on the one hand, and Elixir and Melco, on the other, pursuant to which the parties thereto shall agree (x) to jointly develop certain intellectual property and proprietary rights (“Developed Property”) relating to development, design and manufacture of gaming devices, (y) that Elixir and Melco shall have a perpetual, royalty-free and exclusive license to the use and commercialization of the Developed Property in the Exclusive Territory, and (z) that the Company shall have a perpetual, royalty-free and exclusive license to the use and commercialization of the Developed Property in outside of the Exclusive Territory. The parties shall use commercially reasonable efforts to finalize and execute the Manufacturing Agreement and the Technology Cross-License Agreement as soon as practicable after the date hereof.

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4.15 U.S. Gaming Licenses. The Company agrees that promptly after Closing the Company shall the commence the process of surrendering its gaming licenses in the United States and shall use its best efforts to surrender all such gaming licenses, and in doing so modify its business operations to eliminate the requirement for such licenses under the Gaming Laws of the U.S., so as to no longer be subject to any Gaming Laws or the jurisdiction of any Gaming Authority in the U.S..
4.16 Conduct of Business by the Company. Until the Closing, except (1) as contemplated by this Agreement or (2) as consented to by Elixir, the Company shall, and shall cause each of its Subsidiaries to, (i) carry on its business in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons and entities having significant business relationships with the Company and its Subsidiaries, (iii) promptly advise Elixir in writing of any material change in the business, condition (financial or otherwise), properties, customer or supplier relationships, assets, liabilities, prospects or results of operations of the Company and its Subsidiaries and (iv) otherwise report periodically to Elixir concerning the status of the business, operations, and finances of the Company and its Subsidiaries. Without limiting the generality of the foregoing, until the Closing, except as contemplated by this Agreement or as required by applicable Legal Requirements, neither the Company nor any of the Subsidiaries shall, without the prior written consent of Elixir:
(a) amend or propose any amendments to its certificate of incorporation, bylaws or other comparable organizational documents;
(b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;
(c) sell, lease, license, mortgage or otherwise subject to any Lien or dispose of any of its properties or assets that are material to the Company and its Subsidiaries, taken as a whole;
(d) except for intercompany indebtedness between the Company and any Subsidiary or between any of the Subsidiaries of the Company, (i) incur any indebtedness (except for borrowings under any existing credit facility incurred in the ordinary course of business consistent with past practice) or (ii) enter into any financing arrangements or modify the terms of any existing indebtedness or financing arrangements or (iii) prepay any interest on any indebtedness;

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(e) except as, individually or in the aggregate, does not have and is not reasonably expected to have, a Material Adverse Effect, enter into, modify, amend or terminate any Material Contract or waive, release or assign any rights or claims thereunder;
(f) make any change to its accounting methods, principles or practices, except as may be required by applicable generally accepted accounting principles;
(g) fail to use commercially reasonable efforts to maintain the material assets of the Company and the Subsidiaries in their current physical condition, except for ordinary wear and tear and damage;
(h) merge or consolidate with or into any other legal entity or dissolve or liquidate;
(i) except as required by the terms and provisions of written contracts between the Company or any Subsidiary of the Company, on the one hand, and an employee, on the other hand, as in existence on the date of this Agreement, (i) adopt, amend or terminate any employee benefit plan, (ii) enter into any new, or amend any existing, employment, severance, consulting or salary continuation agreements with any shareholders, officers, directors or employees or (iii) materially increase in any manner the aggregate compensation or benefits (including, without limitation, commissions) or severance or termination pay payable to any shareholder, officer, director, employee or independent contractor of any Company or any Subsidiary of any Company;
(j) issue, sell, grant options or rights to purchase, pledge, or authorize the issuance, sale, grant of options or rights to purchase or pledge any of the shares of the Company or any Subsidiary, other than (A) shares of Common Stock issued upon the exercise of options or warrants outstanding as of the date hereof, or (B) shares of Common Stock or Common Stock Equivalents sold at a price of $2.65 per share or greater; provided, however that in the event of any sale pursuant to clause (B) hereof, a corresponding increase shall be deemed to be made to the number of shares of Common Stock issuable pursuant to the warrants set forth in clause (i) of the definition of “New Warrants” such that, immediately following such increase, Elixir’s percentage ownership of voting securities of the Company, on an as-converted, fully-diluted basis (and assuming no sales of voting securities by Elixir), is not less than 75%;
(k) acquire or redeem, directly or indirectly, or amend the terms of any shares of Common Stock;
(l) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock;

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(m) make any Tax election;
(n) settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby); or
(o) authorize, or commit or agree to take, any of the foregoing actions or take any action which would make any representation or warranty in this Agreement untrue or incorrect as of the date when made or as of a future date or which would result in any of the conditions set forth in Section 2.4 not being satisfied.
4.17 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents.
ARTICLE V
PLACEMENT OF EGMS
5.1 Placement of EGMs. The Company hereby grants Elixir and/or its Subsidiaries the exclusive right to source and identify on behalf of the Company, Qualified Lessees in the Exclusive Territory. During the term of this Agreement the Company shall not, directly or indirectly, enter into any Participation Agreement with any Qualified Lessee in the Exclusive Territory unless the relevant Qualified Lessee is identified, referred or introduced by Elixir and/or its Subsidiaries. Elixir shall use its reasonable best efforts to source and identify on behalf of the Company, Qualified Lessees in the Exclusive Territory in accordance with the terms of this Agreement and with the goal of achieving the milestones for execution of Participation Agreements and Placement of EGMs set forth in Section 2.1. During the term of this Agreement, Elixir and its Subsidiaries shall not, directly or indirectly, except as otherwise provided in this Agreement, enter into EGM leases on a revenue sharing basis with any Qualified Lessee in the Exclusive Territory or source, introduce or refer any Qualified Lessee in the Exclusive Territory to other third parties with a view for those third parties to enter into any EGM leases on a revenue sharing basis with such Qualified Lessee.
5.2 Purchase of EGMs.
(a) The Company shall buy from Elixir, and Elixir shall sell to the Company, EGMs contemplated for Placement pursuant to this Agreement. Elixir agrees to sell to the Company EGMs at Elixir’s cost. In the event of Elixir’s purchase of the EGM for resale to the Company from a party not Affiliated with Elixir, Elixir’s cost shall be the purchase price paid by Elixir plus 15%. In the event of the manufacture of the EGM by Elixir or Elixir’s purchase of the EGM for resale to the Company from an Affiliate of Elixir, Elixir will sell such EGMs to the Company at the same price as it would sell such EGMs in an arm’s length transaction with an unrelated third party.

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(b) Elixir shall retain title to all EGMs sold to the Company pursuant to Section 5.2(a), until it has received full payment therefor from the Company.
(c) Payment for EGMs sold to the Company pursuant to Section 5.2(a) shall be made as follows: 50% upon placement of an order and the balance within 45 days thereafter.
(d) The Company shall use its commercially reasonable best efforts to raise additional capital (the “Capital Raising”) as soon as practicable after the date hereof and in any event prior to December 31, 2007, in order to repay all amounts owing to Elixir for EGMs purchased pursuant to Section 5.2(a) (the “Elixir Payables”) as well as any amounts owing pursuant to the 8% Notes. Elixir shall use reasonable commercial efforts to assist the Company in the Capital Raising. In the event the Capital Raising does not occur or is not sufficient to repay the Elixir Payables or purchase EGMs hereunder, Elixir shall continue to provide trade credit to the Company for its purchase of EGMs hereunder. Elixir Payables shall bear interest at an annual rate of 8%, compounded annually, commencing January 1, 2008.
5.3 Participation Agreements. Elixir shall submit to the Company proposed Participation Agreements from time to time and, in connection therewith, Elixir shall have the authority to enter into negotiations for the terms of proposed Participation Agreements for and on behalf of the Company. However, Elixir shall have no authority to enter into any agreements on behalf of the Company with respect to the Placement of EGMs or otherwise. The parties acknowledge that Elixir may assign to the Company certain agreements previously entered into by Elixir relating to the placement of EGMs in the Exclusive Territory and, subject to and upon the Company’s acceptance and assumption of such agreements, those agreements will constitute Participation Agreements hereunder.
5.4 Expenses. Unless otherwise agreed to in writing, each party shall bear its own costs and expenses and provide all staff and labor for performing its obligation under this Section 5; provided, however, the Company shall reimburse Elixir for all direct costs incurred in setting up at the location where the EGMs will be installed including, without limitation, costs associated with casino management systems, computers, and signage.
ARTICLE VI
MISCELLANEOUS
6.1 Term and Termination. Unless terminated earlier pursuant to the terms hereof, this Agreement shall continue and remain in force for a period of six years from the Closing Date. This Agreement may be terminated:
(a) by written agreement of the Company and Elixir;
(b) by the Company or Elixir upon written notice to the other, if the Closing shall not have taken place by 4:30 p.m., Las Vegas time on October 31, 2007 or such later date as may be agreed by the parties in writing (“Outside Date”); provided, that the right to terminate this Agreement under this Section 6.1 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

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(c) by either party if any Legal Requirements permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Transaction Documents shall become final and non-appealable (whether before or after the Shareholder Approval has been obtained).
(d) by Elixir if the Company Board (i) fails to include in the Proxy Statement its recommendation without modification or qualification that shareholders approve and adopt this Agreement, the other Transaction Documents, the Amendment and the election to the Company Board of the initial Elixir Nominees, (ii) withdraws or modifies in an adverse manner its approval or recommendation of this Agreement, the Amendment and the election to the Company Board of the initial Elixir Nominees, or (iii) fails to reaffirm such approval or recommendation upon Elixir’s request within five (5) Business Days of such request.
(e) by either party if: (y) the Company Shareholder Meeting (including any adjournment or postponement thereof) shall have been held and completed and this Agreement, the Amendment and the election of the initial Elixir Nominees shall not have been adopted and approved at the Company Shareholder Meeting or (z) if applicable, Melco fails to obtain the approval of its shareholders of this Agreement and the transactions contemplated thereunder;
(f) by Elixir in the event of a Triggering Event; or
(g) by either party: (i) if any of the other party’s (“Breaching Party”) representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 2.4(a)(i) or 2.4(b)(i), as the case may be, would not be satisfied; or (ii) any of the Breaching Party’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 2.4(a)(ii) or 2.4(b)(ii), as the case may be, would not be satisfied; provided, however, that if an inaccuracy in any of the Breaching Party’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Breaching Party is curable by the Breaching Party prior to the Outside Date and the Breaching Party is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then non-Breaching Party may not terminate this Agreement under this Section 6.1(g) on account of such inaccuracy or breach until: (A) the Outside Date; or (B) such time as such inaccuracy or breach is not capable of being fully cured prior to the Outside Date in a manner that does not result in a breach of any covenant or obligation of the Company.
In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect; provided, however, that this Section 6 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation or warranty contained in this Agreement, or any willful breach of any covenant, obligation or other provision contained in this Agreement.

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6.2 Termination Fees. If this Agreement is terminated by Elixir pursuant to Section 6.1(d) then the Company shall make a nonrefundable cash payment to Elixir in an amount equal to $500,000, unless the relevant act or omission set forth in Section 6.1(d) was done or omitted to be done pursuant to a Fiduciary Exception, in which case no payment shall be made. If this Agreement is terminated by Elixir pursuant to Section 6.1(f), then the Company shall make a nonrefundable cash payment to Elixir in an amount equal to $500,000, unless a Fiduciary Exception exists and is continuing at the time of the Triggering Event, in which case no payment shall be made. If this Agreement is terminated by Elixir pursuant to Section 6.1(e)(y) and a Triggering Event has occurred, then the Company shall make a nonrefundable cash payment to Elixir in an amount equal to $500,000, unless a Fiduciary Exception exists and is continuing at the time of the Triggering Event, in which case no payment shall be made.
6.3 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Elixir and the sale of such Securities.
6.4 Entire Agreement. The October 2006 Agreements and the Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede and replace in their entirety all prior and contemporaneous agreements, discussions, negotiations and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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6.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 6.5 prior to 3:00 p.m. (Las Vegas time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 3:00 p.m. (Las Vegas time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	VendingData Corporation
1120 Town Center Drive, Suite 260
Las Vegas, NV 89144
Facsimile: (702) 733-7197
Attn: Mark R. Newburg

With a copy to:	Greenberg Traurig, LLP
650 Town Center Drive, Suite 1700
Costa Mesa, CA 92626
Facsimile: (714) 708-6501
Attn.: Daniel K. Donahue

If to Elixir:	Elixir Group Limited
38/F., The Centrium,
60 Wyndham Street
Central, Hong Kong
Facsimile: (852) 3162 2579
Attn.: Gordon Yuen

With a copy to:	Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Facsimile: (852) 2912-2501
Attn.: John A. Otoshi
or such other address as may be designated in writing hereafter, in the same manner, by such Person.

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6.6 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Elixir or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
6.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.8 Successors and Assigns. Elixir may assign any of its rights and obligations to one or more Affiliates of Elixir, which shall agree in writing to be bound by the terms hereof. Any such assignment shall not relieve Elixir of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
6.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
6.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.11 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and the Warrants and continue in full force and effect until the second anniversary of the Closing. The representations, warranties, covenants and indemnity obligations contained herein shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Elixir or the Company. The Company expressly agrees that it may not invoke knowledge of Elixir (actual, constructive or imputed) of a fact or circumstance that might make a statement untrue, inaccurate, incomplete or misleading as a defense to a claim for breach of the Company’s representations and warranties.

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6.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.
6.14 Replacement of Shares. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall promptly issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.
6.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.
(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Product Participation Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENDINGDATA CORPORATION

By:

Mark R. Newburg, President and Chief Executive Officer

ELIXIR GROUP LIMITED

By:

As to Section 4.9 and Section 4.11 only

MARK NEWBURG, an individual

JAMES CRABBE, an individual

EXHIBIT A
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.
COMMON STOCK PURCHASE WARRANT
To Purchase 22,000,000 Shares of Common Stock of
VENDINGDATA CORPORATION
THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Elixir Group Limited (together with its successors or assigns the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as defined below) and on or prior to the close of business on December 31, 2012 (the “Termination Date”) but not thereafter, to subscribe for and purchase from VendingData Corporation, a Nevada corporation (the “Company”), up to 22,000,000 shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment as set forth herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(b).
Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase and Product Participation Agreement (the “Purchase Agreement”) dated June  _____  , 2007 between the Company, the Holder and the other parties thereto.
Section 2. Vesting
a) This Warrant shall vest and first become exercisable subject to, and upon, both (a) the Company having entered into Participation Agreements on or before December 31, 20  _____  for the Placement of a Cumulative Total  _____  EGMs, and (b) the Placement of a Cumulative Total  _____  EGMs on or before December 31, 20  _____  (the “Initial Exercise Date”).
c) If Elixir or Holder breach (unless such breach is due to fault on the part of the Company or its Affiliates) any of their material obligations under this Warrant or the Purchase Agreement, and the breaching party does not remedy such breach within ninety (90) days of receiving written notice of the same from the Company, the

1

Company may, at its option, cancel any portion or all of this Warrant that remains unexercised at the end of such 90 day period. Any such cancellation of this Warrant shall not affect the agreements of the parties under the Transaction Documents with respect to other Warrants, any exercised Warrants or the Warrant Shares.
Section 3. Exercise.
a) Exercise of Warrant. Subject to Section 2, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) along with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased or reduced, as the case may be. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase or reduction of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.65, subject to adjustment herein (the “Exercise Price”).
c) Mechanics of Exercise.
i.
Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens caused by the Company (except as resulting from the restrictions on transfer set forth in the Transaction Documents) but not including the restrictions on resale of restricted securities set forth in the Securities Act or any Lien imposed under any other U.S. law, rule or regulation.

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ii.
Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be promptly transmitted by the transfer agent of the Company to the Holder subject to the Holder’s delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above.

iii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the VWAP of one Warrant Share or round up to the next whole share.

v.
Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fees or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum equal to the transfer tax incurred by it as a result of such assignment.

vi.	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
For purposes of this Agreement, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P.

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(based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is the Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.
Section 4. Certain Adjustments.
a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides or reclassifies outstanding shares of Common Stock into a larger number of shares, (C) combines or reclassifies (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock, or (E) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. The adjustment referenced herein shall be made successively whenever any event listed above shall occur. Any adjustment made pursuant to clause (A) of this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and any adjustment pursuant to clause (B), (C), (D) or (E) shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of

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Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be (A) the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus (B) the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made successively whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
c) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (i) evidences of indebtedness of the Company or any of its Subsidiaries, (ii) assets of the Company or any of its Subsidiaries (including cash and cash dividends) or (iii) rights, options or warrants to subscribe for or purchase any of the foregoing or any other security of the Company, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock or on or after the date hereof for a consideration per share less than the VWAP on the date the Company fixes the offering price of such additional shares, the Warrant Shares shall be adjusted in accordance with the formula:

W’ = W x	A

O + P
M
where:

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W’	=	the adjusted Warrant Shares

W	=	the Warrant Shares immediately prior to any such issuance.

O	=	the number of shares of Common Stock outstanding, on a Fully Diluted Basis, immediately prior to the issuance of such additional shares of Common Stock.

P	=	the aggregate consideration received for the issuance of such additional shares of Common Stock.

M	=	the VWAP per share of Common Stock on the date of issuance of such additional shares.

A	=	the number of shares of Common Stock outstanding, on a fully diluted basis, immediately after the issuance of such additional shares of Common Stock.
The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.
This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section 4.
e) Adjustment for Convertible Securities Issue. If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsection (b) or (c) of this Section 4 and other than the Warrant) on or after the date hereof for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the VWAP on the date of issuance of such securities, the Warrant Shares shall be adjusted in accordance with this formula:

W’ = W x	O + D

O + P
M
where:

W’ =	the adjusted Warrant Shares.

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W	=	the Warrant Shares immediately prior to any such issuance.

O	=	the number of outstanding immediately, on a fully diluted basis, prior to the issuance of such securities.

P	=	the aggregate consideration received for the issuance of such securities.

M	=	the VWAP per share of Common Stock on the date of issuance of such securities.

D	=	the maximum number of shares of Common Stock deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.
The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.
f) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation or other business combination with and into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), and such Fundamental Transaction constitutes a Change of Control then, upon consummation of such transaction the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the Fundamental Transaction if the Holder had exercised the Warrant immediately before the effective date of such transaction, without further action required on the part of any party (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to expressly assume, by a supplemental warrant agreement or other acknowledgement executed and delivered to the Holder,

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the obligation to deliver to such Holder the Alternate Consideration as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities of the Company under this Agreement.
g) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
h) Voluntary Adjustment by Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. A reduction of the Exercise Price shall not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) or (e).
i) Notice to Holders.
i.
Adjustment to Exercise Price. Upon any adjustment pursuant to Section 4 hereof, the Company shall promptly thereafter cause to be mailed to the Holder a notice setting forth the number of underlying shares of Common Stock with respect to the Warrant and the Exercise Price after such adjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation, merger or other business combination to which the Company is a party or any sale or transfer of all or substantially all of the assets of the Company, whereby the Common Stock is converted into other securities, cash or property; (E) a tender offer or exchange offer will be commenced (whether by the Company or another person) pursuant to which holders of the Common Stock will be permitted to tender or exchange their shares for other securities, cash or property; (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or (G) the Company proposes to take any other action that would require an adjustment of Exercise Price pursuant to Section 4;

8

then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, other business combination, sale, transfer dissolution, liquidation or winding up is expected to become effective or close or (z) the initial expiration date set forth in any tender offer or exchange offer for Common Stock, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, other business combination, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.
j) The Holder will not be entitled to any adjustments pursuant to this Section 4 in the event of the issuance of Common Stock (i) upon the exercise of any employee stock options outstanding on the date hereof or upon the exercise of any employee stock options issued after the date hereof pursuant to any plan adopted by the Company Board, (ii) upon the exercise of any common stock purchase warrants outstanding on the date hereof or (iii) upon the issuance of Common Stock pursuant to the Purchase Agreement.
Section 5. Transfer of Warrant.
a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 5(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
d) Transfer Restrictions. The Company may request, in connection with a transfer of this Warrant (i) the opinion of counsel to the Holder that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
e) Legend Removal. The Warrant Shares shall bear a restrictive legend substantially in the form of the legend appearing on the first page of this Warrant until such time as the Warrant Shares (A) have been sold pursuant to an effective Registration Statement, (B) have been sold pursuant to Rule 144 (or any similar rule or regulation), or (C) may be sold pursuant to Rule 144(k) in the opinion of counsel to Holder reasonably satisfactory in the form and substance to the Company.
Section 6. Miscellaneous.
a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth herein.
b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new

10

Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
d) Authorized Shares.
The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant at the Exercise Price as so adjusted, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement. Where used in this Agreement, the singular includes the plural and vice versa.

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f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.
h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are freely transferable or assignable in whole or in part, by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded in the Warrant Register upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of any transfer taxes imposed on such transfer. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares and, without limiting the generality of the foregoing it is acknowledged and agreed that the term “Holder” shall include the successors and permitted assigns of the initial Holder.
l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

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m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n) Registration Rights. This Warrant and the Warrant Shares are entitled to the benefits of that certain Registration Rights Agreement dated as of even date herewith between the Company, Holder and the other signatories thereto (the “Registration Rights Agreement”). The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at its principal office, and shall furnish copies thereof to the Holder upon request. The parties hereto acknowledge and agree that a holder of Warrant Shares issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as a “Holder” under the Registration Rights Agreement.
o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated: ______________, 2007

VENDINGDATA CORPORATION
By:
Mark R. Newburg,
President and Chief Executive Officer

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NOTICE OF EXERCISE
TO: VENDINGDATA CORPORATION
(1) The undersigned hereby elects to purchase  _____  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full [transfer taxes for account of Company per Section 3(d)(v), if applicable.]
(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(3) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)
FOR VALUE RECEIVED, [  _____  ] all of or [  _____  ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
                                                                                                                                                                                                        .

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT A
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.
COMMON STOCK PURCHASE WARRANT
To Purchase 22,000,000 Shares of Common Stock of
VENDINGDATA CORPORATION
THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Elixir Group Limited (together with its successors or assigns the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as defined below) and on or prior to the close of business on December 31, 2012 (the “Termination Date”) but not thereafter, to subscribe for and purchase from VendingData Corporation, a Nevada corporation (the “Company”), up to 22,000,000 shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment as set forth herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(b).
Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase and Product Participation Agreement (the “Purchase Agreement”) dated June  _____  , 2007 between the Company, the Holder and the other parties thereto.
Section 2. Vesting
a) This Warrant shall vest and first become exercisable subject to, and upon, both (a) the Company having entered into Participation Agreements on or before December 31, 20  _____  for the Placement of a Cumulative Total  _____  EGMs, and (b) the Placement of a Cumulative Total  _____  EGMs on or before December 31, 20  _____  (the “Initial Exercise Date”).
c) If Elixir or Holder breach (unless such breach is due to fault on the part of the Company or its Affiliates) any of their material obligations under this Warrant or the Purchase Agreement, and the breaching party does not remedy such breach within ninety (90) days of receiving written notice of the same from the Company, the

1

Company may, at its option, cancel any portion or all of this Warrant that remains unexercised at the end of such 90 day period. Any such cancellation of this Warrant shall not affect the agreements of the parties under the Transaction Documents with respect to other Warrants, any exercised Warrants or the Warrant Shares.
Section 3. Exercise.
a) Exercise of Warrant. Subject to Section 2, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) along with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased or reduced, as the case may be. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase or reduction of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.65, subject to adjustment herein (the “Exercise Price”).
c) Mechanics of Exercise.
i.
Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens caused by the Company (except as resulting from the restrictions on transfer set forth in the Transaction Documents) but not including the restrictions on resale of restricted securities set forth in the Securities Act or any Lien imposed under any other U.S. law, rule or regulation.

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ii.
Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be promptly transmitted by the transfer agent of the Company to the Holder subject to the Holder’s delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above.

iii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the VWAP of one Warrant Share or round up to the next whole share.

v.
Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fees or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum equal to the transfer tax incurred by it as a result of such assignment.

vi.	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
For purposes of this Agreement, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P.

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(based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is the Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.
Section 4. Certain Adjustments.
a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides or reclassifies outstanding shares of Common Stock into a larger number of shares, (C) combines or reclassifies (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock, or (E) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. The adjustment referenced herein shall be made successively whenever any event listed above shall occur. Any adjustment made pursuant to clause (A) of this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and any adjustment pursuant to clause (B), (C), (D) or (E) shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of

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Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be (A) the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus (B) the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made successively whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
c) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (i) evidences of indebtedness of the Company or any of its Subsidiaries, (ii) assets of the Company or any of its Subsidiaries (including cash and cash dividends) or (iii) rights, options or warrants to subscribe for or purchase any of the foregoing or any other security of the Company, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock or on or after the date hereof for a consideration per share less than the VWAP on the date the Company fixes the offering price of such additional shares, the Warrant Shares shall be adjusted in accordance with the formula:

W’ = W x	A

O + P
M
where:

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W’	=	the adjusted Warrant Shares

W	=	the Warrant Shares immediately prior to any such issuance.

O	=	the number of shares of Common Stock outstanding, on a Fully Diluted Basis, immediately prior to the issuance of such additional shares of Common Stock.

P	=	the aggregate consideration received for the issuance of such additional shares of Common Stock.

M	=	the VWAP per share of Common Stock on the date of issuance of such additional shares.

A	=	the number of shares of Common Stock outstanding, on a fully diluted basis, immediately after the issuance of such additional shares of Common Stock.
The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.
This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section 4.
e) Adjustment for Convertible Securities Issue. If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsection (b) or (c) of this Section 4 and other than the Warrant) on or after the date hereof for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the VWAP on the date of issuance of such securities, the Warrant Shares shall be adjusted in accordance with this formula:

W’ = W x	O + D

O + P
M
where:

W’ =	the adjusted Warrant Shares.

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W	=	the Warrant Shares immediately prior to any such issuance.

O	=	the number of outstanding immediately, on a fully diluted basis, prior to the issuance of such securities.

P	=	the aggregate consideration received for the issuance of such securities.

M	=	the VWAP per share of Common Stock on the date of issuance of such securities.

D	=	the maximum number of shares of Common Stock deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.
The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.
f) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation or other business combination with and into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), and such Fundamental Transaction constitutes a Change of Control then, upon consummation of such transaction the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the Fundamental Transaction if the Holder had exercised the Warrant immediately before the effective date of such transaction, without further action required on the part of any party (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to expressly assume, by a supplemental warrant agreement or other acknowledgement executed and delivered to the Holder,

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the obligation to deliver to such Holder the Alternate Consideration as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities of the Company under this Agreement.
g) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
h) Voluntary Adjustment by Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. A reduction of the Exercise Price shall not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) or (e).
i) Notice to Holders.
i.
Adjustment to Exercise Price. Upon any adjustment pursuant to Section 4 hereof, the Company shall promptly thereafter cause to be mailed to the Holder a notice setting forth the number of underlying shares of Common Stock with respect to the Warrant and the Exercise Price after such adjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation, merger or other business combination to which the Company is a party or any sale or transfer of all or substantially all of the assets of the Company, whereby the Common Stock is converted into other securities, cash or property; (E) a tender offer or exchange offer will be commenced (whether by the Company or another person) pursuant to which holders of the Common Stock will be permitted to tender or exchange their shares for other securities, cash or property; (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or (G) the Company proposes to take any other action that would require an adjustment of Exercise Price pursuant to Section 4;

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then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, other business combination, sale, transfer dissolution, liquidation or winding up is expected to become effective or close or (z) the initial expiration date set forth in any tender offer or exchange offer for Common Stock, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, other business combination, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.
j) The Holder will not be entitled to any adjustments pursuant to this Section 4 in the event of the issuance of Common Stock (i) upon the exercise of any employee stock options outstanding on the date hereof or upon the exercise of any employee stock options issued after the date hereof pursuant to any plan adopted by the Company Board, (ii) upon the exercise of any common stock purchase warrants outstanding on the date hereof or (iii) upon the issuance of Common Stock pursuant to the Purchase Agreement.
Section 5. Transfer of Warrant.
a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 5(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
d) Transfer Restrictions. The Company may request, in connection with a transfer of this Warrant (i) the opinion of counsel to the Holder that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
e) Legend Removal. The Warrant Shares shall bear a restrictive legend substantially in the form of the legend appearing on the first page of this Warrant until such time as the Warrant Shares (A) have been sold pursuant to an effective Registration Statement, (B) have been sold pursuant to Rule 144 (or any similar rule or regulation), or (C) may be sold pursuant to Rule 144(k) in the opinion of counsel to Holder reasonably satisfactory in the form and substance to the Company.
Section 6. Miscellaneous.
a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth herein.
b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new

10

Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
d) Authorized Shares.
The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant at the Exercise Price as so adjusted, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement. Where used in this Agreement, the singular includes the plural and vice versa.

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f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.
h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are freely transferable or assignable in whole or in part, by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded in the Warrant Register upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of any transfer taxes imposed on such transfer. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares and, without limiting the generality of the foregoing it is acknowledged and agreed that the term “Holder” shall include the successors and permitted assigns of the initial Holder.
l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

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m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n) Registration Rights. This Warrant and the Warrant Shares are entitled to the benefits of that certain Registration Rights Agreement dated as of even date herewith between the Company, Holder and the other signatories thereto (the “Registration Rights Agreement”). The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at its principal office, and shall furnish copies thereof to the Holder upon request. The parties hereto acknowledge and agree that a holder of Warrant Shares issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as a “Holder” under the Registration Rights Agreement.
o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated: ______________, 2007

VENDINGDATA CORPORATION
By:
Mark R. Newburg,
President and Chief Executive Officer

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NOTICE OF EXERCISE
TO: VENDINGDATA CORPORATION
(1) The undersigned hereby elects to purchase  _____  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full [transfer taxes for account of Company per Section 3(d)(v), if applicable.]
(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(3) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)
FOR VALUE RECEIVED, [  _____  ] all of or [  _____  ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
                                                                                                                                                                                                        .

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of  _____  , 2007 between VendingData Corporation, a Nevada corporation (the “Company”), and Elixir Group Limited, a Hong Kong company (the “Selling Shareholder”).
R E C I T A L S
WHEREAS, the Company will sell up to 55,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to 88,000,000 shares of Common Stock (“Warrants”) to the Selling Shareholder pursuant to that certain Securities Purchase and Product Participation Agreement (“Purchase Agreement”) dated as of June  _____  , 2007 by and among the Company, the Selling Shareholder and the other parties thereto.
A G R E E M E N T
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Selling Shareholder agree as follows:
1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of a majority of the Board of Directors of the Company after consultation with counsel to the Company would have a material adverse effect on the ability of the Company to consummate a material acquisition, disposition or other comparable extraordinary transaction.
“Advice” shall have the meaning set forth in Section 6(d).
“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 60h calendar day following the Closing (the 75h calendar day in the case of a “full review” by the Commission.
“Effectiveness Period” shall have the meaning set forth in Section 2.
“Filing Date” means, with respect to the initial “Shelf” Registration Statement required hereunder, the 30th calendar day following the Closing.
“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

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“Indemnified Party” shall have the meaning set forth in Section 5(c).
“Indemnifying Party” shall have the meaning set forth in Section 5(c).
“Losses” shall have the meaning set forth in Section 5(a).
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means all of (i) the Warrant Shares, (ii) the shares of Common Stock issued pursuant to the Purchase Agreement, (iii) the 1,000,000 shares of Common Stock purchased by the Selling Shareholder pursuant to that certain Securities Purchase Agreement (“2006 Purchase Agreement”) entered into with Company and the other parties thereto, (iv) 2006 Warrant Shares (v) any additional shares of Common Stock acquired on any Trading Market by the Selling Shareholder or its successors or assigns and (vi) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar transaction with respect to the foregoing; provided, however, a security shall no longer be a Registrable Security once it has been sold, or may be sold, without volume restrictions pursuant to Rule 144 or pursuant to a Registration Statement that has been declared effective under the Securities Act.
“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

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2. Shelf and Demand Registration.
(a) Demand Registration. If, on or at any time after the Effectiveness Date there is no currently effective “Shelf” Registration Statement, then at any time thereafter, upon written notice (a “Demand”) from a Holder or Holders holding at least 50% of the Registrable Securities requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder or Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall, within five (5) days after receiving the Holder’s or Holders’ Demand, give written notice (the “Request Notice”) of such registration request to all other Holders, except if all the Registrable Securities are held by a single Holder, no Request Notice shall be required. The Request Notice shall offer to each such Holder the opportunity to include in such Registration Statement such number of Registrable Securities as such Holder may request within ten (10) days after the date of the Request Notice, subject to the limitations of this Section 2(a) and to compliance with the other provisions of this Agreement. As promptly as possible after such ten (10) day period, but no later than the 30th day following receipt of the Demand, the Company shall file a Registration Statement with the Commission for purposes of effecting, in the manner set forth in this Section 2 and Section 3 hereof, the registration under the Securities Act of all such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in the Holder’s or Holders’ request and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, provided that:
(i) if the filing of a Registration Statement in respect of a Demand would require the Company (A) to make an Adverse Disclosure or (B) if the Company has already commenced a bona fide financing plan through a formal “all hands” meeting or comparable action, and, in the good faith business judgment of a majority of the Board of Directors, a Demand registration at the time and on the terms requested would have a material adverse effect on the ability of the Company to obtain such financing, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing of such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however that the Company shall not be permitted to do so (A) more than three times during any twenty-four month period, (B) for a period not exceeding 40 days on any one occasion or (C) for a period exceeding 60 days in any 12 month period. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 2(a)(i);
(ii) the Company shall not be obligated to file a Registration Statement relating to a registration request pursuant to this Section 2(a): (A) on more than three occasions (it being understood and agreed that the Company shall only be responsible for Registration Expenses for the first two occasions), (B) within a period of one (1) month after the effective date of any other Registration Statement of the Company demanded pursuant to this Section 2(a); or (C) if such registration request is for a number of Registrable Securities that represent in the aggregate (on an as converted basis) less than one third of the number of Shares originally acquired by the Holders;

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(iii) the Company shall be deemed to have effected a Demand registration if (i) the applicable Registration Statement is withdrawn at the request of the Purchasers after having been filed with the Commission or (ii) the applicable Registration Statement is declared effective by the Commission and remains effective for not less than 180 days, or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter or underwriters is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer;
(iv) a Holder may elect to withdraw its Registrable Securities from a Demand Registration at any time. If all such Holders do so, the Company shall cease its efforts to secure registration; and
(v) Registrations pursuant to this Section 2(a) shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form, reasonably acceptable to the Holders of a majority of the Registrable Securities, and as shall permit the disposition of the Registrable Securities in accordance with the intended method of distribution or methods of distribution specified in the applicable Holder’s or Holders’ requests for such registration.
(b) Shelf Registration. On or prior to the Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders, to be made on a continuous basis pursuant to Rule 415. The Shelf Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, reasonably acceptable to Holders of a majority of the Registrable Securities), as modified by the Company as necessary to conform to comments from the Commission. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). Within two Trading Days after the Registration Statement is declared effective, the Company shall (i) file a final Prospectus with the Commission pursuant to Rule 424 and (ii) notify the Holders via facsimile of effectiveness of the Registration Statement.

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(c) If, in connection with a registration statement pursuant to either Section 2(a) or 2(b), the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company (and the Company shall, if necessary amend or supplement the Shelf Registration Statement for such purpose). The underwriter will be selected by a majority in interest (as determined by the number of Registrable Securities held) of the Holders after consultation with the Company.
(d) Incidental Registrations.
(i) Participation. (A) If the Company at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any holders of its securities (other than (1) a registration under Section 2(a) or 2(b) hereof, (2) a registration on Form S-4 or S-8 or any successor form to such forms, (3) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (4) a registration of securities for the benefit of the holders pursuant to Section 6(b) of that certain registration rights agreement (the “Bric Registration Rights Agreement”) dated as of May 1, 2006 among the Company, Bricoleur Partners, L.P., Bricoleur Enhanced, L.P., BRIC 6, L.P. and Bricoleur Offshore Ltd. (the “Bricoleur Parties”) but only for so long as there is not an effective registration statement covering the registrable securities of the Bricoleur Parties or (5) except in the case where the Holders desire to exercise their incidental registration rights hereunder with respect to any of the 1,000,000 shares of Common Stock purchased by Elixir pursuant to the 2006 Purchase Agreement or any 2006 of the Warrant Shares (in which case this clause 5 shall not apply), a registration of securities for the benefit of the holders pursuant to Section 7(b) of that certain registration rights agreement dated as of March 27, 2007 between the Company and GLG North American Opportunity Fund but only for so long as there is not an effective registration statement covering the registrable securities thereunder, then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities and (unless all such Registrable Securities are then registered pursuant to Section 2(a) or a Shelf Registration Statement under Section 2(b) is in effect) such notice shall offer the Holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such Holder may request in writing (an “Incidental Registration”). Subject to Section 2(d)(ii), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 10 days after the receipt by such Holder of any such notice. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

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(B)
If the offering pursuant to an Incidental Registration is to be an underwritten offering, then each Holder making a request for its Registrable Securities to be included therein must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate in such underwritten offering on the same terms as the Company and other Persons selling securities in such underwritten offering. If the offering pursuant to such registration is to be on any other basis, then each Holder making a request for an Incidental Registration pursuant to this Section 2(d) must participate in such offering on such basis.

(C)	Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Incidental Registration at any time prior to effectiveness of the Registration Statement.
(ii) Priority of Incidental Registration. If the managing underwriter or underwriters of any proposed underwritten offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Company) informs the Holders of Registrable Securities sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:
(A)	first, 100% of the securities that the Company or the Bricoleur Parties (with respect to the Bricoleur Parties, subject to the conditions in Section 2(d)(i)(4));
(B)
second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class that, in the opinion of such underwriter or underwriters (or in the case of an Incidental Registration not being underwritten, the Company), can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the Holders which have requested participation in the Incidental Registration (based, for each such Holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such Holder has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class which all such Holders have requested to include); and

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(C)	third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such registration shall be included therein.
3. Registration Procedures
In connection with the Company’s registration obligations under Sections 2(a), 2(b) and 2(d), the Company shall:
(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than two Trading Days prior to the filing of any related amendment or supplement thereto, the Company shall, (i) furnish to each Holder copies of all documents to be filed, and (ii) cause its officers, directors and counsel to respond to all reasonable inquiries from the Holders. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) by the end of the fourth Trading Day following the date on which such Holder receives the Selling Shareholder Questionnaire and draft materials in accordance with this Section.
(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as selling shareholders but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to a Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.
(c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (iv) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (i) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction; or (iv) of the occurrence of any event or passage of time that makes the financial

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statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any and all of such information contemplated by subparagraphs (i) through (iv) shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law.
(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
(e) Furnish to each Holder, without charge, such number of each such final Prospectus and each final amendment or supplement thereto as each such Holder may reasonably request, promptly after the filing of such documents with the Commission, for Holder’s delivery in connection with a sale of the Registrable Securities.
(f) Subject to the terms of this Agreement, the Company hereby consents to the use of each Prospectus and each amendment or supplement thereto, provided by the Company pursuant to subpart (e) above, by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).
(g) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, and (iii) pay the filing fee required in connection therewith.
(h) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the Holders of a majority of the Registrable Securities agree should be included therein relating to the plan of distribution with respect to such Registrable Securities.
(i) cooperate with each seller of Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.
(j) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement.

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(k) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities of such class are then quoted.
(l) The Company covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will upon the request of any Holder of Registrable Securities after the Closing, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.
(m) Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
(n) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Securities Act, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.
(o) Upon the occurrence of any event contemplated by clauses (ii) through (iv) of Section 3(c) hereof, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (iv) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

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(p) Use its best efforts to comply with all applicable rules and regulations of the Commission.
(q) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder, (ii) the natural persons thereof that have voting and dispositive control over the shares of Common Stock, and (iii) any affiliation between the Holder and either the Company’s independent accountants or any member of the NASD.
(r) The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities and such other information as the Company may from time to time reasonably request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any Holder that does not comply with the preceding sentence from the applicable registration.
4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings or listings or quotations required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses incurred by the Company (including, without limitation, expenses of printing certificates for Registrable Securities, (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) Securities Act liability insurance incurred by the Company, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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5. Indemnification
(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, advisors, agents and employees of each of them, each Person who controls any such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, advisors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities or actions or proceedings thereof, whether or not such indemnified party is a party thereto, costs (including, without limitation, reasonable costs of investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein) or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent that any such Loss is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. This indemnity shall remain in full force and effect regardless of any investigations made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.
(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents, attorneys and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, attorneys or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made to the extent, but only to the extent, that such Loss is based solely upon an untrue statement or omission made in such Registration Statement in reliance upon and in

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conformity with written information furnished to the Company by such Holder to the Company expressly for use in the preparation thereof and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the Loss. This indemnity shall be in addition to any liability such Holder may otherwise have. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed to assume the defense of such Proceeding within a reasonable time after having received notice of such claim from the person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (3) in the reasonable judgment of the Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Person and the Indemnifying Party with respect to such claims or (4) the Indemnified Party has reasonably concluded, based on the advice of counsel, that there are legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party, provided, however, that the Indemnifying Party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any restriction on the Indemnified Party or its officers or directors. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified party of an unconditional release from all liability in respect of such claim or litigation.

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Subject to and without limiting the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party under this Section 5 (including reasonable fees and expenses incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party as incurred by such Indemnified Party.
(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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6. Miscellaneous
(a) Remedies. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall therefore be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
(b) No Piggyback on Registrations. Except for the Bricoleur Parties exercising registration rights previously granted to them under the Bric Registration Rights Agreement (and only for so long as there is not an effective registration statement covering the registrable securities of the Bricoleur Parties) neither the Company nor any of its present or future security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial “Shelf” Registration Statement other than the Registrable Securities.
(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.
(d) Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii) through (iv), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.
(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. The parties acknowledge and agree that effective as of the date of this Agreement, that certain Registration Rights Agreement dated January 17, 2007 between the Company and the Selling Shareholder shall terminate and be superseded by this Agreement.
(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

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(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights (except by merger) or obligations hereunder without the prior written consent of at least a majority of the Holders of the then-outstanding Registrable Securities. The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned only to a transferee of the Registrable Securities, the 2006 Warrants or the New Warrants who agrees in writing to be bound by the provisions of this Agreement and where notice of such assignment shall have been provided to the Company.
(h) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would be inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.
(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

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(m) Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.
(n) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VENDINGDATA CORPORATION

By:	/s/ Mark R. Newburg

Mark Newburg,
President and Chief Executive Officer

ELIXIR GROUP LIMITED

By:	,

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Annex B
VendingData Corporation
Selling Securityholder Notice and Questionnaire
The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of VendingData Corporation, a Nevada corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of  _____  , 2007 (the “Registration Rights Agreement”), among the Company and the Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.
NOTICE
The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1. Name.
(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3. Beneficial Ownership of Registrable Securities:
(a)	Type and Number of Registrable Securities beneficially owned:

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4. Broker-Dealer Status:
(a)	Are you a broker-dealer?
Yes ☐       No ☐
(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.
Yes ☐       No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?
Yes ☐       No ☐
(d)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐       No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

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6. Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

7. Relationships with the Company’s Independent Accountant:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company’s independent accountants, Piercy Bowler Taylor & Kern, of Las Vegas , Nevada (or its predecessors or affiliates) during the past three years.
State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:
Title:
PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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SCHEDULE 6(B)
PIGGYBACK REGISTRATIONS
The Company intends to include on the initial Registration Statement:1

[1]	What securities are intended to be included here?

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EXHIBIT C

VENDINGDATA CORPORATION

CHARTER FOR THE
CONFLICTS COMMITTEE
OF THE BOARD OF DIRECTORS
Adopted ________ 2007

1. PURPOSE

The Conflicts Committee (the “Committee”) shall have the power to veto any agreement or transaction between VendingData Corporation (the “Company”) and its subsidiaries, on the one hand (each a “VendingData Company” and collectively, the “VendingData Companies”), and Elixir Group Limited (“Elixir”) and its affiliates other than the VendingData Companies (each an “Elixir Company” and collectively the “Elixir Companies”) involving an aggregate amount in excess of US$[200,000] (a “Material Transaction”) and that has been approved by the Board of Directors of any VendingData Company (“Board”). The Committee shall exercise its veto power with a view to ensuring that any Material Transaction approved by the Board is fair to all stockholders of the Company. In any case where the Committee exercises its veto power with respect to a Material Transaction, it may suggest modifications to such Material Transaction.

2. COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors each of whom (i) shall be an “independent director” under American Stock Exchange Rule 121A(2) or any successor rule and meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Exchange Act or any successor, (ii) shall not be, and shall not have been during the previous two years, an officer, director or employee of, or consultant or advisor to, an Elixir Company, and (iii) shall otherwise not have a relationship that would interfere with the exercise of independent judgment in carrying out the purpose of this Charter and the responsibilities of a member of the Conflicts Committee. Until      , 2009, at least one member of the Committee shall be a “Company Nominee”, as that term is defined in that certain Securities Purchase and Product Participation Agreement dated June      , 2007 between the Company and Elixir (the “Participation Agreement”), subject to the presence on the Board of at least one Company Nominee that meets the above qualifications. At least one member of the Committee shall be an “Elixir Nominee”, as that term is defined in the Participation Agreement, provided such person meets the above qualifications.

Each Committee member shall be subject to annual reconfirmation and may be removed by the Board of Directors of the Company.

3. RESPONSIBILITIES AND DUTIES

A. The Committee shall have the power to veto any Material Transaction that has been approved by the Board of Directors of any VendingData Company; it being understood and agreed that the agreements and transactions set forth in the Participation Agreement, the other Transaction Documents and the October 2006 Agreements (as such terms are defined in the Participation Agreement) have already been approved by the Board of Directors of the Company.

B. The Committee shall exercise its veto power with a view to ensuring that all Material Transactions approved by a Board are fair to all stockholders of the Company. In discharging its responsibilities, the Committee shall be entitled to all rights and presumptions afforded directors under the General Corporation Law of Nevada (the “Law”), including Section 78.138 of the Law or any successor rule.         .

C. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person, meet with any members of, or consultants to, the Committee. The Committee shall also have the authority to, as it deems appropriate in its reasonable discretion, to select, retain and/or replace outside advisors to the Committee to provide independent advice to the Committee.

4. COMMITTEE MEETINGS

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction. At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the Law (including without limitation notice, quorum and votes/actions of the committee) and the bylaws of the Company. Minutes shall be kept of each meeting of the Committee.